SCHEDULE A

to the Investment Advisory Agreement

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

as of January 31, 2013*

Fund	Fee %
Domestic Dividend
WisdomTree Total Dividend Fund	0.28%
WisdomTree Equity Income Fund	0.38%
WisdomTree LargeCap Dividend Fund	0.28%
WisdomTree Dividend ex-Financials Fund	0.38%
WisdomTree MidCap Dividend Fund	0.38%
WisdomTree SmallCap Dividend Fund	0.38%
Domestic Earnings
WisdomTree Total Earnings Fund	0.28%
WisdomTree Earnings 500 Fund	0.28%
WisdomTree MidCap Earnings Fund	0.38%
WisdomTree SmallCap Earnings Fund	0.38%
WisdomTree LargeCap Value Fund	0.38%
Developed World ex-US
WisdomTree DEFA Fund	0.48%
WisdomTree DEFA Equity Income Fund	0.58%
WisdomTree Europe Hedged Equity Fund (formerly, WisdomTree International Hedged Equity Fund)	0.58%
WisdomTree International LargeCap Dividend Fund	0.48%
WisdomTree International MidCap Dividend Fund	0.58%
WisdomTree International SmallCap Dividend Fund	0.58%
WisdomTree International Dividend ex-Financials Fund	0.58%
WisdomTree Europe SmallCap Dividend Fund	0.58%
WisdomTree Japan Hedged Equity Fund	0.48%
WisdomTree Japan SmallCap Dividend Fund	0.58%
WisdomTree Australia Dividend Fund (formerly, WisdomTree Pacific ex-Japan Equity Income Fund)	0.58%
Global/Global ex-US
WisdomTree Global Equity Income Fund	0.58%
WisdomTree Global Natural Resources Fund (formerly, WisdomTree International Energy Sector Fund)	0.58%
WisdomTree Global ex-US Dividend Growth Fund (formerly, WisdomTree Global ex-U.S. Growth Fund/WisdomTree World ex-U.S. Growth Fund)	0.58%
WisdomTree Global ex-US Utilities Fund (formerly, WisdomTree International Utilities Sector Fund)	0.58%
WisdomTree Global ex-US Real Estate Fund (formerly, WisdomTree International Real Estate Fund)	0.58%
WisdomTree Asia Pacific ex-Japan Fund (formerly, WisdomTree Pacific ex-Japan Total Dividend Fund)	0.48%
WisdomTree Commodity Country Equity Fund (formerly, WisdomTree International Basic Materials Sector Fund)	0.58%
Emerging/Frontier Markets
WisdomTree Emerging Markets Equity Income Fund	0.63%
WisdomTree Emerging Markets SmallCap Dividend Fund	0.63%
WisdomTree India Earnings Fund	0.83%
WisdomTree China Dividend ex-Financial Fund	0.63%
WisdomTree Middle East Dividend Fund	0.88%

SCHEDULE A

to the Investment Advisory Agreement

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

as of January 31, 2013*

Fund	Fee %
Global ex-US Currency
WisdomTree Commodity Currency Strategy Fund) (formerly, WisdomTree Commodity Currency Fund)	0.55%
Emerging Markets Currency
WisdomTree Emerging Currency Strategy Fund (formerly, WisdomTree Commodity Currency Fund)	0.55%
WisdomTree Brazilian Real Strategy Fund (formerly, WisdomTree Commodity Currency Fund)	0.45%
WisdomTree Chinese Yuan Strategy Fund (formerly, WisdomTree Commodity Currency Fund)	0.45%
WisdomTree Indian Rupee Strategy Fund (formerly, WisdomTree Commodity Currency Fund)	0.45%
Emerging Markets Fixed Income
WisdomTree Emerging Markets Local Debt Fund	0.55%
WisdomTree Asia Local Debt Fund	0.55%
WisdomTree Emerging Markets Corporate Bond Fund	0.60%
Developed Markets Fixed Income
WisdomTree Euro Debt Fund (formerly, WisdomTree Dreyfus Euro Fund)	0.35%
WisdomTree Australia & New Zealand Debt Fund (formerly, WisdomTree Dreyfus New Zealand Dollar Fund)	0.45%
WisdomTree Strategic Corporate Bond Fund (formerly, WisdomTree Global Corporate Bond Fund)	0.50%
Alternative Funds
WisdomTree Managed Futures Strategy Fund	0.95%
WisdomTree Global Real Return Fund	0.60%

*	Updated September 2014 to reflect changes in fund names.

WisdomTree Trust	WisdomTree Asset Management, Inc.

/s/ Jonathan Steinberg	/s/ Amit Muni
Signature	Signature

Jonathan Steinberg	Amit Muni
President	Chief Financial Officer

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